SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 13, 2007 (August 13, 2007)

Verso Technologies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22190	41-1484525

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 200, Atlanta, Georgia	30339

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 589-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.
     On August 13, 2007, Verso Technologies, Inc. (“Verso”) issued a press release announcing its second quarter 2007 results. A copy of that press release is attached as Exhibit 99.1 to this Current Report.
     Exhibit 99.1 to this Current Report contains Verso’s calculations regarding (i) free cash flow (“FCF”) from continuing operations (defined as net cash used in or provided by continuing operations less capital expenditures) and (ii) non-GAAP operating expenses (defined as operating expenses calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding reorganization costs and stock-based compensation), which are both “non-GAAP financial measures” as defined in Item 10 of Regulation S-K. Exhibit 99.1 also contains a quantitative reconciliation of FCF from continuing operations to net cash used in continuing operations and non-GAAP operating expenses to GAAP operating expenses, which Verso believes are the most directly comparable financial measurements calculated in accordance with GAAP.
     In Exhibit 99.1 to this Current Report, Verso provides supplemental information regarding its operational performance using FCF from continuing operations and non-GAAP operating expenses. FCF from continuing operations reflects Verso’s net cash flow from continuing operations activities less capital expenditures. Non-GAAP operating expenses represent GAAP operating expenses excluding charges that are considered by management to be outside of Verso’s core operating results and certain non-cash expenses related to stock-based compensation. Verso uses FCF from continuing operations and non-GAAP operating expenses, among other measures, to evaluate its operating performance.
     Verso’s management believes FCF from continuing operations provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain its capital assets, and fund ongoing operations and working capital needs. As a result, FCF from continuing operations is a significant measure of Verso’s ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of Verso’s operating performance. Verso believes the presentation of FCF from continuing operations is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. Verso further believes that FCF from continuing operations is also a primary measure used externally by Verso’s investors and analysts in its industry for purposes of valuation and comparing the operating performance of Verso to other companies in its industry.
     Verso’s management uses the non-GAAP financial measures to evaluate Verso’s historical and prospective financial performance in the ordinary course of business. Verso believes that providing to its investors the non-GAAP financial measures, in addition to the most comparable GAAP presentation, allows the investors to better evaluate Verso’s progress and its financial results over time and to compare Verso’s results with the results of Verso’s competitors.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 8, 2007 (the “Separation Date”), Verso terminated Yves Desmet from his position as Verso’s Senior Vice President of World Sales. Verso has agreed to provide Mr. Desmet from the Separation Date through October 31, 2007 with such base compensation which Mr. Desmet received prior to the Separation Date in exchange for Mr. Desmet providing to Verso during such period certain transition services as may be reasonably requested by Verso.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired. None.

(b)	Pro Forma Financial Information. None.

(c)	Shell Company Transactions. None.

(d)	Exhibits.
99.1	Press release dated August 13, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VERSO TECHNOLOGIES, INC.
By:	/s/ Martin D. Kidder
Martin D. Kidder, Chief Financial Officer

Dated: August 13, 2007

EXHIBIT INDEX

99.1	Press Release dated August 13, 2007.